                                                                   December 2011

                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                          Dated December 7, 2011

DEUTSCHE BANK COMMODITY INDICES

December 2011

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CONTENTS

Section
1.  Optimum Yield Indices
      *  DB Commodity Booster - DJUBS ERAC Index
      *  DB Commodity Booster DJUBS - TV14 ERAC Index
      *  DB Commodity Booster - Benchmark Index
2.  Mean Reversion Indices
      *  DBLCI - MR Index
      *  DBLCI - Mean Reversion Enhanced ERAC Index
      *  DB MR Enhanced 15 Index
      *  DBLCI - MR+ Index
3.  Market Neutral Indices
      *  DB Commodity Harvest ERAC Index
      *  DB Commodity Harvest -- 10 ERAC Index
4.  Long-Short Indices
      *  DBLCI Commodity Momentum Index
5.  DB Commodity Allocator Index
6.  DB Commodity Risk Parity 18 Index
7.  DB Commodity Apex 14 ERAC Index
8.  Optimum Yield Enhanced Indices
      *  DB Commodity Booster OYE DJUBS Index
      *  DB Commodity Booster OYE Benchmark Light Energy Index
      *  DB Commodity Curve Alpha Index
Appendix
1   Appendix

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EXECUTIVE SUMMARY

The Evolution of Commodity Markets

[]   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

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DB COMMODITY -- FAMILY OF INDICES

Introduction

[]   The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to:
     Relative value asset allocation (Mean Reversion); Market momentum filter
     (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk
     (Target Volatility) and Risk Parity

                                                                          Optimized Yield
DB Commodity Indices              Mean Reversion Momentum Optimized Yield                 Risk Parity Target Volatility
                                                                             Enhanced
DB Commodity Booster -- DJUBS
ERAC                                                              []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Booster DJUBS --
TV14 ERAC                                                         []                                          []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Booster -- Benchmark                                 []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DBLCI-MR                                  []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DBLCI-MR+                                 []          []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DBLCI -- Mean Reversion Enhanced
ERAC                                      []                      []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB MR Enhanced 15                         []                      []                                          []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Harvest ERAC                                         []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Harvest -- 10 ERAC                                   []                                          []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DBLCI Commodity Momentum Index                        []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Allocator                    []          []          []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Risk Parity 18 Index         []          []          []                           []             []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Apex 14 ERAC Index           []          []          []                           []             []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Booster OYE DJUBS                                                    []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Booster OYE
Benchmark Light Energy                                                            []
--------------------------------- -------------- -------- --------------- --------------- ----------- -----------------
DB Commodity Curve Alpha                                                          []
--------------------------------- -------------- -------- ---------------                 ----------- -----------------

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OPTIMUM YIELD INDICES

Section 1

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DB COMMODITY BOOSTER -- DJUBS ERAC

Index Summary

[]   Composition of DB Commodity Booster DJUBS ERAC Index: The DB Commodity
     Booster -- DJUBS ERAC Index has the same base weights as the DJUBS Index.
     Weights are rebalanced annually.

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Embedded Cost: 0.70% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEN)

Note:

1    ERAC: Excess Return After Cost

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DB COMMODITY BOOSTER -- DJUBS ERAC

Index Construction

Agriculture 33.92% (35.44% (1))

Industrial Metals 15.42% (17.84% (1))

Precious Metals 18.25% (13.74% (1))

Energy
32.39% (33.01% (1))

DJUBS

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- DJUBS

[]   Subtract 0.70% fees per annum

DB Commodity Booster -- DJUBS ERAC

Note:

1    Weights shown are: Current Weight (Base Weight). Current weights are as of
     30 November 2011

2    ERAC: Excess Return After Cost

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DB Commodity Booster -- DJUBS ERAC

Performance Analysis

Index Returns 1

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PERFORMANCE ANALYSIS 1

                              DB Commodity
January 2001 -- November 2011 Booster -- DJUBS DJUBS          SandP-GSCI
                              ERAC
Annualized Returns            8.1%             2.3%           -0.3%
Volatility                    16.8%            18.4%          25.9%
Sharpe Ratio(2)               0.48             0.12           -0.01
Maximum Drawdown              -54.3%           -57.1%         -71.6%
  Start Date                  Jul-08           Jul-08         Jul-08
  End Date                    Mar-09           Mar-09         Feb-09
Max Monthly Consecutive Loss  -51.7%           -54.5%         -67.8%
  Start Date                  Jul-08           Jul-08         Jul-08
  End Date                    Feb-09           Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months           46% / -48.8%     39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months            24.2% / -38.5%   24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns       0.8%             0.3%           0.2%
% Months with Gains           62.6%            55.7%          57.3%
Correlation
  DJUBS                       0.97             1.00           0.91
  SandP-GSCI                    0.88             0.91           1.00

INDEX SECTOR EXPOSURE 1

Sector Current Weight (%)

Energy            32.39
Precious Metal    18.25
Industrial Metal  15.42
Agriculture       33.92

YEAR ON YEAR PERFORMANCE COMPARISON 1

                           Annual Returns for Excess Return / ERAC Indices
                  DB Commodity Booster -- DJUBS
Calendar Year                           ERAC     DJUBS                     SandP-GSCI
2001                                  -17.64%   -22.32%                     -34.31%
2002                                  22.35%    23.86%                      29.92%
2003                                  26.88%    22.66%                      19.48%
2004                                  22.26%     7.64%                      15.65%
2005                                  29.73%    17.54%                      21.61%
2006                                  11.79%     -2.71%                     -19.07%
2007                                  15.87%    11.08%                      26.81%
2008                                  -30.94%   -36.61%                     -47.29%
2009                                  18.97%    18.72%                      13.30%
2010                                  16.13%    16.67%                        8.88%
2011 YTD                               -6.73%   -10.00%                       0.89%
Annualized Return                      8.08%     2.25%                       -0.32%

Notes:

1    Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC has been retrospectively calculated and did not exist prior to 12 October 2010.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- DJUBS ERAC Index would have been lower than the Index as a result of fees and / or costs

2    Sharpe Ratio = annualized return / volatility. ERAC = Excess Return After
     Cost

3    Data is as of 30 November 2011. Statistics shown are either for excess return indices or ERAC indices.

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DB Commodity Booster DJUBS -- TV14 ERAC

Index Summary

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
     ERAC Index with a view to target a volatility of 14%. Exposure is capped at
     500%.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVN)

Note:

1    ERAC: Excess Return After Cost

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DB Commodity Booster DJUBS -- TV14 ERAC

Index Construction

Agriculture 33.92% (35.44% (1))

Industrial Metals 15.42% (17.84% (1))

Precious Metals 18.25% (13.74% (1))

Energy
32.39% (33.01% (1))

DJUBS

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- DJUBS

[]   Subtract 0.70% fees per annum

DB Commodity Booster -- DJUBS ERAC

Apply Target Volatility Technology

[]   Volatility is targeted at 14% by varying exposure to the DB Commodity
     Booster -- DJUBS ERAC Index

DB Commodity Booster DJUBS -- TV14 ERAC

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     30 November 2011 2 ERAC: Excess Return After Cost

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DB Commodity Booster DJUBS -- TV14 ERAC

Performance Analysis

Index Returns 1

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PERFORMANCE ANALYSIS 1

                                DB Commodity          DB Commodity
January 2001 -- November 2011   Booster DJUBS - TV 14 Booster -- DJUBS DJUBS
                                ERAC                  ERAC
Annualized Returns              10.9%                 8.1%             2.3%
Volatility                      14.7%                 16.8%            18.4%
Sharpe Ratio                    0.74                  0.48             0.12
Maximum Drawdown                -35.3%                -54.3%           -57.1%
  Start Date                    Jul-08                Jul-08           Jul-08
  End Date                      Mar-09                Mar-09           Mar-09
Max Monthly Consecutive Loss    -33.2%                -51.7%           -54.5%
  Start Date                    Jul-08                Jul-08           Jul-08
  End Date                      Feb-09                Feb-09           Feb-09
Max/Min Returns
  Rolling 12 Months             58.5% / -31.6%        46% / -48.8%     39.9% / -52.7%
  Rolling 3 Months              27.5% / -23.6%        24.2% / -38.5%   24.7% / -39.7%
Average Monthly Returns         1.0%                  0.8%             0.3%
% Months with Gains             62.6%                 62.6%            55.7%
Correlation
  DB Commodity Booster -- DJUBS
ERAC                            0.94                  1.00             0.97
  DJUBS                         0.92                  0.97             1.00

INDEX EXPOSURE 1

Current Exposure to DB Commodity
Booster -- DJUBS ERAC                         68.97%
Underlying Sector                Current Weight (%)
Energy                                           32.39
Precious Metal                                   18.25
Industrial Metal                                 15.42
Agriculture                                      33.92

YEAR ON YEAR PERFORMANCE COMPARISON 1

                            Annual Returns for Excess Return / ERAC Indices
                  DB Commodity Booster DB Commodity Booster
Calendar Year       DJUBS - TV 14 ERAC       -- DJUBS ERAC                   DJUBS
2001                          -21.99%              -17.64%                  -22.32%
2002                          28.73%               22.35%                   23.86%
2003                          45.66%               26.88%                   22.66%
2004                          26.18%               22.26%                    7.64%
2005                          29.49%               29.73%                   17.54%
2006                          10.23%               11.79%                    -2.71%
2007                          15.91%               15.87%                   11.08%
2008                          -16.19%              -30.94%                  -36.61%
2009                          12.73%               18.97%                   18.72%
2010                          15.63%               16.13%                   16.67%
2011 YTD                       -6.83%               -6.73%                  -10.00%
Annualized Return             10.94%                 8.08%                   2.25%

Notes:

1    Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC and DB Commodity
     Booster DJUBS -- TV14 ERAC have been retrospectively calculated and did not exist prior to 12 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster
     DJUBS -- TV14 ERAC Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 November 2011. Statistics shown are for excess return indices or ERAC Indices. Current weights shown are for DB Commodity Booster
     -- DJUBS ERAC Index

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DB Commodity Booster -- Benchmark

Index Summary

[]   Composition: Same base weights as the SandP GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

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DB Commodity Booster -- Benchmark

Index Construction

Agriculture and Livestock 19.85% (21.94% (1))

Industrial Metal 6.95% (8.46% (1))

Precious Metal 4.01% (3.16% (1))

Energy
69.19% (66.42% (1))

SandP GSCI

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- Benchmark

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     30 November 2011

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DB Commodity Booster -- Benchmark

Performance Analysis

INDEX RETURNS 1

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PERFORMANCE ANALYSIS 1

                              DB Commodity
January 2001 -- November 2011                      DJUBS          SandP-GSCI
                              Booster -- Benchmark
Annualized Returns            9.5%                 2.3%           -0.3%
Volatility                    22.4%                18.4%          25.9%
Sharpe Ratio                  0.42                 0.12           -0.01
Maximum Drawdown              -64.6%               -57.1%         -71.6%
  Start Date                  Jul-08               Jul-08         Jul-08
  End Date                    Feb-09               Mar-09         Feb-09
Max Monthly Consecutive Loss  -60.7%               -54.5%         -67.8%
  Start Date                  Jul-08               Jul-08         Jul-08
  End Date                    Feb-09               Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months           76.3% / -56.7%       39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months            33.4% / -47.4%       24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns       1.0%                 0.3%           0.2%
% Months with Gains           59.5%                55.7%          57.3%
Correlation
  DJUBS                       0.89                 1.00           0.91
  SandP-GSCI                    0.97                 0.91           1.00

INDEX SECTOR EXPOSURE 1

Sector                  Current Weight (%)
Energy                                  69.19
Precious Metal                            4.01
Industrial Metal                          6.95
Agriculture and Livestock                 19.85

YEAR ON YEAR PERFORMANCE COMPARISON 1

                     Annual Returns for Excess Return Indices
                       DB Commodity
Calendar Year     Booster -- Benchmark  DJUBS                 SandP-GSCI
2001                        -17.43%    -22.32%                 -34.31%
2002                         25.99%    23.86%                  29.92%
2003                         27.09%    22.66%                  19.48%
2004                         38.49%     7.64%                  15.65%
2005                         41.80%    17.54%                  21.61%
2006                         -2.31%     -2.71%                 -19.07%
2007                         25.49%    11.08%                  26.81%
2008                        -36.65%    -36.61%                 -47.29%
2009                         20.31%    18.72%                  13.30%
2010                          9.69%    16.67%                    8.88%
2011 YTD                      1.10%    -10.00%                   0.89%
Annualized Return             9.48%     2.25%                   -0.32%

Notes:

1    Source: Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- Benchmark Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 November 2011. Statistics shown are for excess return indices.

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Mean Reversion Indices

Section 2

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DBLCI -MR

Index Summary

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

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DBLCI -MR

Index Construction

Corn (11.25% (1))

 Gold (10% (1))

Heating Oil (20% (1))

WTI Crude Oil (35% (1))

Aluminium (12.5% (1))

  Wheat (11.25% (1))

Basket with Base Weights

Apply Mean Reversion Technology

[]   Weight of each component determined based on the ratio of 1 year moving average price to 5 year moving average price

DBLCI -MR

  Corn (4.82% (2))

   Gold (1.94% (2))

Heating Oil (12.55% (2))

WTI Crude Oil (43.62% (2))

Aluminium (25.07% (2))

  Wheat (11.99% (2))

Source: Deutsche Bank, 2011 Notes:
1 Base Weights of DBLCI-MR Index
2 Current Weights as of 30 November 2011

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DBLCI -MR

Performance Analysis

INDEX RETURNS 1

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PERFORMANCE ANALYSIS 1

January 2001 -- November 2011 DBLCI-MR       DBLCI          DJUBS
Annualized Returns            10.4%          5.9%           2.3%
Volatility                    20.9%          23.7%          18.4%
Sharpe Ratio                  0.50           0.25           0.12
Maximum Drawdown              -62.8%         -65.2%         -57.1%
  Start Date                  Jul-08         Jul-08         Jul-08
  End Date                    Feb-09         Feb-09         Mar-09
Max Monthly Consecutive Loss  -59.0%         -61.9%         -54.5%
 Start Date                   Jul-08         Jul-08         Jul-08
 End Date                     Feb-09         Feb-09         Feb-09
Max / Min Returns
 Rolling 12 Months            84% / -56.3%   83.1% / -60.7% 39.9% / -52.7%
 Rolling 3 Months             33.3% / -43.1% 28.8% / -47.4% 24.7% / -39.7%
Average Monthly Returns       1.0%           0.7%           0.3%
% Months with Gains           59.5%          57.3%          55.7%
Correlation
 DBLCI                        0.89           1.00           0.89
 DJUBS                        0.84           0.89           1.00

HISTORICAL WEIGHTING 1

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YEAR ON YEAR PERFORMANCE COMPARISON 1

                  Annual Returns for Excess Return Indices
Calendar Year     DBLCI-MR  DBLCI                           DJUBS
2001               -16.35% -22.61%                         -22.32%
2002                27.73% 32.14%                          23.86%
2003                21.21% 22.42%                          22.66%
2004                25.85% 26.11%                           7.64%
2005                 2.96% 13.89%                          17.54%
2006                39.22%  3.06%                           -2.71%
2007                42.49% 34.67%                          11.08%
2008               -35.43% -39.60%                         -36.61%
2009                22.29% 10.17%                          18.72%
2010                13.62% 12.33%                          16.67%
2011 YTD            -1.03%  0.67%                          -10.00%
Annualized Return   10.43%  5.94%                           2.25%

Notes:

1    Source: Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 November 2011. Statistics shown are for excess return indices.

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DBLCI -- Mean Reversion Enhanced ERAC

Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans.

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Embedded Cost: 1.10% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMREN)

Note:

1    ERAC: Excess Return After Cost

[GRAPHIC OMITTED]

DBLCI -- Mean Reversion Enhanced ERAC

Index Construction

Agriculture (25% (1))

Industrial Metal (18% (1))

Precious Metal (17% (1))

Energy (40% (1))

Basket with Base Weights

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

Basket with Base Weights using OY sub-indices

Apply MR Technology

[]   Weight of each component determined based on the ratio of 1 year moving average (MA) price to 5 year MA price

DBLCI Mean Reversion Enhanced

[]   Subtract 1.10% fees per annum

DBLCI Mean Reversion Enhanced ERAC

Agriculture (15.06% (2))

Industrial Metal (28.28% (2))

Precious Metal (2.05% (2))

Energy
(54.61% (2))

Source: Deutsche Bank, 2011 Notes:

1    Base Weights of DBLCI-MR Enhanced ERAC Index. Current Weights as of 30
     November 2011

2    ERAC: Excess Return After Cost

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DBLCI -- Mean Reversion Enhanced ERAC

Performance Analysis

Index Returns 1

[GRAPHIC OMITTED]

PERFORMANCE ANALYSIS 1

                                DBLCI Mean
January 2001 -- November 2011   Reversion  Enhanced DBLCI-MR     DJUBS
                                ERAC

Annualized Returns 8.1% 10.4% 2.3%
Volatility 18.7% 20.9% 18.4%
Sharpe Ratio 0.43 0.50 0.12
Maximum  Drawdown  -56.2% -62.8% -57.1%
Start Date Jul-08 Jul-08 Jul-08
End Date Mar-09  Feb-09  Mar-09
Max Monthly  Consecutive  Loss -54.1% -59.0% -54.5%
Start Date Jul-08 Jul-08 Jul-08
End Date Feb-09 Feb-09 Feb-09
Max/Min  Returns
Rolling 12 Months  69.3% / -47.1% 84% / -56.3%  39.9% / -52.7%
Rolling 3 Months 35.7% / -37.9% 33.3% / -43.1% 24.7% / -39.7%
Average  Monthly  Returns 0.8% 1.0% 0.3%
% Months with Gains 57.3% 59.5% 55.7%
Correlation DBLCI -- MR 0.86 1.00 0.84
DJUBS 0.85 0.84 1.00

HISTORICAL WEIGHTING 1

[GRAPHIC OMITTED]

YEAR ON YEAR PERFORMANCE COMPARISON 1

                         Annual Returns for Excess Return / ERAC Indices
                        DBLCI Mean
                  Reversion Enhanced
Calendar Year                 ERAC   DBLCI-MR                             DJUBS
2001                       -13.38%    -16.35%                            -22.32%
2002                        14.25%     27.73%                            23.86%
2003                        31.72%     21.21%                            22.66%
2004                        21.81%     25.85%                             7.64%
2005                         9.22%      2.96%                            17.54%
2006                        27.12%     39.22%                             -2.71%
2007                        25.28%     42.49%                            11.08%
2008                       -27.10%    -35.43%                            -36.61%
2009                        36.02%     22.29%                            18.72%
2010                         4.14%     13.62%                            16.67%
2011 YTD                   -18.11%     -1.03%                            -10.00%
Annualized Return            8.07%     10.43%                             2.25%

Notes:

1    Source: Bloomberg. DBLCI -- Mean Reversion Enhanced ERAC and DBLCI-MR have been retrospectively calculated and did not exist prior to 26 October 2009 and 28 February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.
     The performance of any investment product based on the DBLCI --Mean
     Reversion Enhanced ERAC Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 November 2011. Statistics shown are for excess return /
     ERAC indices.

[GRAPHIC OMITTED]

DB MR Enhanced 15

Index Summary

[]   Components: Tracks the performance of 12 commodity futures: Aluminum,
     Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
     Wheat and Soybeans

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap 1 in order to avoid concentration problem and ensure adequate diversification

[]   Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%. Exposure is capped at 300%.

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

[GRAPHIC OMITTED]

DB MR Enhanced 15

Index Construction

Agriculture (25% (1))

Industrial Metal (18% (1))

Precious Metal (17% (1))

Energy (40% (1))

Basket with Base Weights

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

Basket with Base Weights using OY Sub-indices

Apply Mean Reversion Technology

[]   Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price

DBLCI -- Mean Reversion Enhanced 2
Agriculture(15.06%), Industrial Metal(28.28%), Precious Metal(2.05%) and
Energy(54.61%)

Apply Target Volatility Technology

[]   Volatility targeted at 15% by varying exposure to the DBLCI -- Mean
     Reversion Enhanced Index

DB MR Enhanced 15

Note:

1    Base Weights of DBLCI -- Mean Reversion Enhanced Index

2    Current Weights of DBLCI-Mean Reversion Enhanced Index as of 30 November
     2011

[GRAPHIC OMITTED]

DB MR Enhanced 15

Performance Analysis

INDEX RETURNS 1

[GRAPHIC OMITTED]

PERFORMANCE ANALYSIS 1

                                                DBLCI -- Mean
January 2001 -- November 2011 DB MR Enhanced 15                    DJUBS
                                                Reversion Enhanced
Annualized Returns            12.0%             9.3%               2.3%
Volatility                    15.8%             18.7%              18.4%
Sharpe Ratio                  0.76              0.50               0.12
Maximum Drawdown              -35.0%            -55.9%             -57.1%
Start Date                    Jul-08            Jul-08             Jul-08
End Date                      Mar-09            Mar-09             Mar-09
Max Monthly Consecutive Loss  -33.5%            -53.8%             -54.5%
Start Date                    Jul-08            Jul-08             Jul-08
End Date                      Feb-09            Feb-09             Feb-09
Max/Min Returns
Rolling 12 Months             79% / -28.4%      71.2% / -46.5%     39.9% / -52.7%
Rolling 3 Months              25% / -22.2%      36% / -37.4%       24.7% / -39.7%
Average Monthly Returns       1.1%              0.9%               0.3%
% Months with Gains           57.3%             57.3%              55.7%
Correlation
DBLCI-MR                      0.90              1.00               0.84
DJUBS                         0.80              0.84               1.00

HISTORICAL EXPOSURE 1

[GRAPHIC OMITTED]

YEAR ON YEAR PERFORMANCE COMPARISON 1

                        Annual Returns for Excess Return Indices
                      DB MR        DBLCI -- Mean
Calendar Year     Enhanced 15 Reversion Enhanced                  DJUBS
2001                 -21.83%           -12.41%                   -22.32%
2002                  25.61%            15.52%                   23.86%
2003                  53.97%            33.19%                   22.66%
2004                  25.18%            23.16%                    7.64%
2005                  15.77%            10.43%                   17.54%
2006                  30.96%            28.54%                    -2.71%
2007                  24.84%            26.67%                   11.08%
2008                 -11.82%           -26.29%                   -36.61%
2009                  18.57%            37.53%                   18.72%
2010                   5.99%             5.29%                   16.67%
2011 YTD             -13.10%           -17.27%                   -10.00%
Annualized Return     12.00%             9.27%                    2.25%

Note:

1    Source: Bloomberg. DBLCI -- Mean Reversion Enhanced and DB MR Enhanced 15
     have been retrospectively calculated and did not exist prior to 25 July
     2008 and 28 September 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR
     Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs.

2    Data is as of 30 November 2011. Statistics shown are for excess return indices.

[GRAPHIC OMITTED]

DBLCI MR+

Index Summary

[]   Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

[]   Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns

[]   Rebalancing: A rebalancing in the underlying index (DBLCI-MR) will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades
     +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)

[GRAPHIC OMITTED]

DBLCI MR+

Index Construction

   Corn (11.25% (1))

 Gold (10%(1))

Heating oil (20%(1))

WTI
(35%(1))

Aluminium (12.5% (1))

Wheat
(11.25% (1))

Basket with Base Weights

Apply Mean Reversion Technology

[]   Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price

DBLCI -MR(2)
Corn(4.8%), Gold(1.9%), Heating Oil(12.6%), Crude Oil(43.6%), Aluminium(25.1%)
and Wheat(12.0%)

Apply 'Plus' Strategy

[]   Variable exposure to DBLCI-MR with the aim of preserving the upside but limiting loses[] Exposure to DBLCI-MR = total number of positive returns /
     12 (5/12 = 50.00%)

DBLCI MR+

Note:

1    Base Weights of DBLCI-MR Index

2    Current Weights of DBLCI-MR Index as of 30 November 2011 3 Returns are
     calculated as of 6(th) business day of each month, from November 2010 to
     November 2011.

 DBLCI-MR Returns(3)
1 Month  6.3%
2 Month  0.1%
3 Month  4.4%
4 Month  -3.0%
5 Month  -9.6%
6 Month  -9.0%
7 Month  -15.0%
8 Month  -9.4%
9 Month  -2.7%
10 Month 0.9%
11 Month 3.5%
12 Month 3.2%

DBLCI MR+

Performance Analysis

INDEX RETURNS (1)

[GRAPHIC OMITTED]

PERFORMANCE ANALYSIS 1

January 2001 -- November 2011 DBLCI MR+      DBLCI-MR       DJUBS
Annualized Returns            10.0%          10.4%          2.3%
Volatility                    15.4%          20.9%          18.4%
Sharpe Ratio                  0.65           0.50           0.12
Maximum Drawdown              -33.8%         -62.8%         -57.1%
 Start Date                   Jul-08         Jul-08         Jul-08
 End Date                     Jun-10         Feb-09         Mar-09
Max Monthly Consecutive Loss  -27.1%         -59.0%         -54.5%
  Start Date                  Jul-08         Jul-08         Jul-08
  End Date                    Nov-08         Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months           81.8% / -31.4% 84% / -56.3%   39.9% / -52.7%
  Rolling 3 Months            28.4% / -26.7% 33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns       0.9%           1.0%           0.3%
% Months with Gains           52.7%          59.5%          55.7%
Correlation
  DBLCI -- MR                 0.86           1.00           0.84
  DJUBS                       0.71           0.84           1.00

HISTORICAL WEIGHTING 1

[GRAPHIC OMITTED]

YEAR ON YEAR PERFORMANCE COMPARISON 1

                      Annual Returns for Excess Return Indices
Calendar Year     DBLCI MR+ DBLCI-MR                            DJUBS
2001                 -2.40%  -16.35%                           -22.32%
2002                13.21%    27.73%                           23.86%
2003                15.56%    21.21%                           22.66%
2004                24.07%    25.85%                            7.64%
2005                 -4.53%    2.96%                           17.54%
2006                24.53%    39.22%                            -2.71%
2007                38.57%    42.49%                           11.08%
2008                 -0.67%  -35.43%                           -36.61%
2009                  8.87%   22.29%                           18.72%
2010                  2.36%   13.62%                           16.67%
2011 YTD             -1.71%   -1.03%                           -10.00%
Annualized Return    10.02%   10.43%                            2.25%

Notes:

1    Source: Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and 20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 30 November 2011. Statistics shown are for excess return indices.

[GRAPHIC OMITTED]

Market Neutral Indices

Section 3

[GRAPHIC OMITTED]

DB Commodity Harvest ERAC

Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest ERAC Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology.

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Embedded Cost: 0.60% per annum

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBLCHNUE)

Note:

1    ERAC: Excess Return After Cost

[GRAPHIC OMITTED]

DB Commodity Harvest ERAC

Index Construction

Energy
35.94% (33.09% (1))

Precious Metals
8.32% (6.30% (1))

Industrial Metals
14.42% (16.86% (1))

Agriculture and Livestock
41.30% (43.76% (1))

SandP GSCI Light Energy

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to maximize implied roll yield

DB Commodity Booster --Benchmark Light Energy

Long

SandP GSCI Light Energy

SandP GSCI Light Energy rolls each commodity to its nearest available futures contract

Short

DB Commodity Harvest

[]   Subtract 0.60% fees per annum

DB Commodity Harvest ERAC

Carry Strategy

[]   Market neutral equally weighted Long and Short positions to generate Alpha.
     Exposure to long and short legs rebalanced monthly to maintain overall neutrality

At each rebalance date, the Short position (SandP GSCI Light Energy) rolls to the nearest dated futures contract for each commodity whereas the Long position
(DB Commodity Booster -- Benchmark Light Energy) rolls to the future contract with the highest implied roll yield and expires within the next 13 months.

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     30 November 2011

2    ERAC: Excess Return After Cost

[GRAPHIC OMITTED]

DB Commodity Harvest ERAC

Performance Analysis

INDEX RETURNS (1)

[GRAPHIC OMITTED]

PERFORMANCE ANALYSIS (1)

                                           DB Commodity Booster
                              DB Commodity                      SandP-GSCI
January 2001 -- November 2011              -- Benchmark
                              Harvest ERAC                      Light Energy
                                           Light Energy
Annualized Returns            5.2%         6.5%                 0.3%
Volatility                    3.5%         17.4%                19.1%
Sharpe Ratio                  1.49         0.37                 0.02
Maximum Drawdown              -6.3%        -56.8%               -60.9%
 Start Date                   May-07       Jul-08               Jul-08
 End Date                     Sep-07       Mar-09               Feb-09
Max Monthly Consecutive Loss  -5.3%        -53.8%               -58.0%
  Start Date                  Jun-07       Jul-08               Jul-08
  End Date                    Sep-07       Feb-09               Feb-09
Max / Min Returns
  Rolling 12 Months           17% / -5.4%  51.7% / -50.3%       48.2% / -55.8%
  Rolling 3 Months            6.4% / -5.6% 24.8% / -42.4%       26.1% / -44.6%
Average Monthly Returns       0.4%         0.6%                 0.2%
% Months with Gains           70.2%        59.5%                55.7%
Correlation
  DB Commodity Booster --
  Benchmark Light Energy      -0.40        1.00                 0.98
  SandP-GSCI Light Energy       -0.54        0.98                 1.00

INDEX CONSTITUENTS (1)

Index                                Current Weight (%)
DB Commodity Booster -- Benchmark                      100
Light Energy
SandP Goldman Sachs Light Energy Index                 --100

YEAR ON YEAR PERFORMANCE COMPARISON 1

                           Annual Returns for Excess Return / ERAC Indices
                               DB
                  Commodity Harvest DB Commodity Booster --                  SandP-GSCI
Calendar Year                ERAC   Benchmark Light Energy                 Light Energy
2001                        11.17%                -17.11%                     -26.22%
2002                        -2.63%                13.10%                      15.09%
2003                         3.84%                20.91%                      15.41%
2004                        12.84%                22.05%                        7.31%
2005                        10.17%                28.51%                      15.51%
2006                        12.30%                 9.15%                       -3.77%
2007                        -0.44%                17.49%                      17.16%
2008                        10.61%                -33.20%                     -40.39%
2009                         0.58%                17.02%                      15.17%
2010                        -1.38%                16.11%                      16.94%
2011 YTD                     1.39%                 -3.91%                      -5.71%
Annualized Return            5.19%                 6.49%                        0.33%

Notes:

1    Source: Bloomberg. DB Commodity Harvest ERAC and DB Commodity Booster --
     Benchmark Light Energy have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest ERAC Index have been lower than the Index as a result of fees and / or costs

2    Statistics shown are for excess return / ERAC indices. Data is as of 30
     November 2011

[GRAPHIC OMITTED]

DB Commodity Harvest -- 10 ERAC

Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies exposure to the DB Commodity Harvest ERAC Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEG)

Note:

1    ERAC: Excess Return After Cost

[GRAPHIC OMITTED]

DB Commodity Harvest -- 10 ERAC

Index Construction

Energy
35.94% (33.09% (1))

Precious Metals
8.32% (6.30% (1))

Industrial Metals
14.42% (16.86% (1))

Agriculture and Livestock
41.30% (43.76% (1))

SandP GSCI Light Energy

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to maximize implied roll yield

DB Commodity Booster --Benchmark Light Energy

Long

SandP GSCI Light Energy

SandP GSCI Light Energy rolls each commodity to its nearest available futures contract

Short

DB Commodity Harvest

[]   Subtract 0.60% fees per annum

DB Commodity Harvest ERAC

Apply Target Volatility Technology

[]   Volatility targeted at 10% by varying exposure to the DB Commodity Harvest
     ERAC

DB Commodity Harvest -- 10 ERAC

Carry Strategy

[]   Market neutral equally weighted Long and Short positions to generate Alpha.
     Exposure to long and short legs rebalanced monthly to maintain overall neutrality

Note:

1    Weights shown are: Current Weight (Base Weight) . Current weights are as of
     30 November 2011

2    ERAC: Excess Return After Cost

[GRAPHIC OMITTED]

33
DB Commodity Harvest -- 10 ERAC

Performance Analysis

INDEX RETURNS 1

[GRAPHIC OMITTED]

PERFORMANCE ANALYSIS 1

                                             DB
                              DB Commodity                     SandP-GSCI
January 2001 -- November 2011                Commodity Harvest
                              Harvest -- 10 (ERAC) ERAC        Light Energy
Annualized Returns            15.5%          5.2%              0.3%
Volatility                    10.7%          3.5%              19.1%
Sharpe Ratio                  1.44           1.49              0.02
Maximum Drawdown              -20.2%         -6.3%             -60.9%
 Start Date                   May-07         May-07            Jul-08
 End Date                     Sep-07         Sep-07            Feb-09
Max Monthly Consecutive Loss  -17.2%         -5.3%             -58.0%
  Start Date                  Jun-07         Jun-07            Jul-08
  End Date                    Sep-07         Sep-07            Feb-09
Max / Min Returns
  Rolling 12 Months           66.4% / -13.8% 17% / -5.4%       48.2% / -55.8%
  Rolling 3 Months            20.9% / -17.6% 6.4% / -5.6%      26.1% / -44.6%
Average Monthly Returns       1.3%           0.4%              0.2%
% Months with Gains           70.2%          70.2%             55.7%
Correlation
  DB Commodity Harvest ERAC   0.95           1.00              -0.54
  SandP-GSCI Light Energy       -0.54          -0.54             1.00

HISTORICAL EXPOSURE (1)

[GRAPHIC OMITTED]

YEAR ON YEAR PERFORMANCE COMPARISON 1

                        Annual Returns for Excess Return / ERAC Indices
                                                  DB
                     DB Commodity    Commodity Harvest   SandP-GSCI
Calendar Year     Harvest -- 10 ERAC            ERAC   Light Energy
2001                       31.32%             11.17%      -26.22%
2002                       -8.22%              -2.63%     15.09%
2003                        9.87%              3.84%      15.41%
2004                       47.35%             12.84%        7.31%
2005                       34.80%             10.17%      15.51%
2006                       36.68%             12.30%       -3.77%
2007                       -2.51%              -0.44%     17.16%
2008                       39.69%             10.61%      -40.39%
2009                        1.85%              0.58%      15.17%
2010                       -5.88%              -1.38%     16.94%
2011 YTD                    2.56%              1.39%       -5.71%
Annualized Return          15.47%              5.19%        0.33%

Notes:

1    Source: Bloomberg. DB Commodity Harvest - 10 ERAC and DB Commodity Harvest
     ERAC have been retrospectively calculated and did not exist prior to 14
     October 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest -10 ERAC Index have been lower than the Index as a result of fees and / or costs.

2    Statistics shown are for excess return / ERAC indices. Data is as of 30
     November 2011

[GRAPHIC OMITTED]

Long-Short Indices

Section 4

[GRAPHIC OMITTED]

DBLCI Commodity Momentum

Index Summary

[]   Summary: The strategy goes long a basket of commodities at certain times, short a basket of commodities at certain other times, and provides no exposure the remaining times. Decision to go long or short or stay neutral is based on observing momentum across 14 commodities.

[]   Components: Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline, Corn,
     Wheat, Soybeans, Sugar, Aluminum, Copper, Nickel, Zinc, Gold and Silver[]
     Bullish / Bearish Indicator: For a particular commodity, 15 day moving average greater than the 60 day moving average indicates a bullish signal and a bearish signal otherwise.

[]   Environment Indicator (EI): If nine or more commodities have a bullish signal, this implies an EI of 1. If nine or more commodities commodities have a bearish signal, then EI is -1. Otherwise it is zero.

[]   Rebalancing: Each month, if the 45 day moving average of EI is greater than
     50%, the strategy goes long an equally weighted basket of bullish signal commodities for the next month. If it is less than -50%, the strategy goes short an equally weighted basket of bearish signal commodities for the next month. If it is between -50% and 50%, the strategy provides no exposure for the following month[] Transparency: Rule-based index with the closing level published daily on Bloomberg (DBCMMOUE)

[GRAPHIC OMITTED]

DBLCI Commodity Momentum

Index Construction

Agriculture (Corn, Wheat, Soybeans, Sugar)

Industrial Metals (Aluminum, Copper, nickel, Zinc)

Precious Metals (Gold, Silver)

     Energy (Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline)

Basket with 14 Commodities

Apply Momentum strategy

[]   Generate bullish/bearish signal by computing 45 day moving average of the
     Environmental Indicator (EI)

Basket with Bearish or Bullish commodities

Rebalancing

[]   Long / short / stay neutral depending upon the signal generated above

DBLCI Commodity Momentum Index

[GRAPHIC OMITTED]

DBLCI Commodity Momentum

Performance Analysis

INDEX RETURNS (1)

[GRAPHIC OMITTED]

PERFORMANCE ANALYSIS 1

                              DBLCI
January 2001 -- November 2011 Commodity      SandP GSCI       DJUBS
                              Momentum
Annualized Returns            15.3%          -0.3%          2.3%
Volatility                    16.2%          25.9%          18.4%
Sharpe Ratio                  0.94           -0.01          0.12
Maximum Drawdown              -19.0%         -71.6%         -57.1%
 Start Date                   Feb-03         Jul-08         Jul-08
 End Date                     Sep-03         Feb-09         Mar-09
Max Monthly Consecutive Loss  -15.1%         -67.8%         -54.5%
  Start Date                  Mar-03         Jul-08         Jul-08
  End Date                    Apr-03         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months           90.9% / -16.8% 74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months            51.8% / -15%   34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns       1.3%           0.2%           0.3%
% Months with Gains           42.7%          57.3%          55.7%
Correlation
  SandP GSCI                    0.05           1.00           0.91
  DJUBS                       0.14           0.91           1.00

YEAR ON YEAR PERFORMANCE COMPARISON 1

                          Annual Returns for Excess Return Indices
                  DBLCI Commodity
Calendar Year          Momentum   SandP GSCI                          DJUBS
2001                       7.95%   -34.31%                         -22.32%
2002                       2.81%   29.92%                          23.86%
2003                       0.60%   19.48%                          22.66%
2004                      11.33%   15.65%                           7.64%
2005                      10.08%   21.61%                          17.54%
2006                      26.52%   -19.07%                          -2.71%
2007                       2.16%   26.81%                          11.08%
2008                      62.00%   -47.29%                         -36.61%
2009                      30.21%   13.30%                          18.72%
2010                      19.12%    8.88%                          16.67%
2011 YTD                   6.80%    0.89%                          -10.00%
Annualized Return         15.32%    -0.32%                          2.25%

Notes:

1    Source: Bloomberg. DBLCI Commodity Momentum index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI Commodity Momentum Index would has been lower than the Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 30 November 2011

[GRAPHIC OMITTED]

DB Commodity Allocator Index

Section 5

[GRAPHIC OMITTED]

DB COMMODITY ALLOCATOR

Index Summary

[]   Components: Uses a rule based methodology to allocate between Beta (the DB
     MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
     Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Allocation: Aims to preserve excess returns generated by the DB MR
     Enhanced ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB MR Enhanced ERAC Index is based on the number of periods with positive returns. The remaining weight is leveraged 3 times and assigned to the DB Commodity Harvest ERAC Index

[]   Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCABER)

Note:

1    ERAC: Excess Return After Cost

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DB Commodity Allocator

Index Construction

Energy
35.94% (33.09% (1))

Precious Metals
8.32% (6.30% (1))

Industrial Metals
14.42% (16.86% (1))

Agriculture and Livestock
41.30% (43.76% (1))

SandP GSCI Light Energy

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to maximize implied roll yield

SandP GSCI Light Energy

DB Commodity Booster --Benchmark Light Energy

Long Short

Carry Strategy

[]   Market neutral equally weighted Long and Short positions to generate Alpha

DB Commodity Harvest

Deduct Index Cost of 0.60% pa

DB Commodity Harvest USD ERAC (ALPHA)

Energy (40%(2))

  Precious Metals (17%(2))

  Industrial Metals (18%(2))

Agriculture (25%(2))

Basket with Base Weights

Apply Optimum Yield Technology[] Optimize roll returns by attempting to maximize implied roll yield

Basket with Base Weights using OY sub-indices

Apply MR Technology and weight constraints

          DBLCI -- Mean Reversion Enhanced 3 Agriculture(15.06%), Industrial
Metal(28.28%), Precious Metal(2.05%) and Energy(54.61%)

Deduct Index Cost of 1.10% pa

DB MR Enhanced ERAC (BETA)

-    BETA: (DBLCI-MR Enhanced ERAC Index) attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities.
     It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.

-    ALPHA: (DB Commodity Harvest USD ERAC Index) attempts to generate alpha by using DB's optimum yield technology, while providing market-neutral exposure to commodities.

Notes:

1    Weights of SandP GSCI Light Energy Index shown are: current weights (Base
     Weights) . Current weights are as of 30 November 2011

2    Base Weights of DBLCI -- Mean Reversion Enhanced Index

3    Current weights of DBLCI -- Mean Reversion Enhanced Index as of 30 November
     2011

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DB COMMODITY ALLOCATOR

Index Construction

DB Commodity Harvest USD ERAC (ALPHA)

Apply 3x Leverage

DB Commodity Harvest USD ERAC Leveraged

Weight = 1 -- Weight of Beta (1 -- 0.00% = 100.00%)

Strategic Allocation

[]   Allocation to both indices adjusted monthly based on momentum of the Beta
     Index

DB MR Enhanced ERAC (BETA)

Weight = total number of positive returns / 12 (0/12 = 0.00%)

DB Commodity Allocator

 Beta Index Returns(1)
1 Month  -5.60%
2 Month  -4.73%
3 Month  -13.45%
4 Month  -19.90%
5 Month  -17.71%
6 Month  -20.33%
7 Month  -24.00%
8 Month  -22.02%
9 Month  -18.69%
10 Month -19.56%
11 Month -18.69%
12 Month -12.63%

Notes:

1    Returns are calculated as of 3(rd) to last business day of each month, from
     November 2010 to November 2011.

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DB Commodity Allocator

Performance Analysis

INDEX RETURNS (1)

[GRAPHIC OMITTED]

PERFORMANCE ANALYSIS 1

January 2001 -- November 2011 DB Commodity   DB Commodity     DB MR
                              Allocator      Harvest USD ERAC Enhanced ERAC
Annualized Returns            13.4%          5.2%             8.1%
Volatility                    13.9%          3.5%             18.7%
Sharpe Ratio                  0.96           1.49             0.43
Maximum Drawdown              -29.9%         -6.3%            -56.2%
 Start Date                   Jul-08         May-07           Jul-08
 End Date                     Oct-08         Sep-07           Mar-09
Max Monthly Consecutive Loss  -27.6%         -5.3%            -54.1%
  Start Date                  Jul-08         Jun-07           Jul-08
  End Date                    Oct-08         Sep-07           Feb-09
Max / Min Returns
  Rolling 12 Months           57.5% / -15.6% 17% / -5.4%      69.3% / -47.1%
  Rolling 3 Months            28.8% / -23.9% 6.4% / -5.6%     35.7% / -37.9%
Average Monthly Returns       1.1%           0.4%             0.8%
% Months with Gains           63.4%          70.2%            57.3%
Correlation
  DB Commodity Harvest
  USD ERAC                    -0.04          1.00             -0.34
  DB MR Enhanced ERAC         0.73           -0.34            1.00

HISTORICAL EXPOSURE

Exposure to DB MR Enhanced ERAC (2): 0.00% Exposure to DB Commodity Harvest USD
ERAC Leveraged (2): 100.00%

[GRAPHIC OMITTED]

Year on Year Performance Comparison 1

                    Annual Returns for Excess Return / ERAC Indices
                  DB Commodity     DB Commodity         DB MR
Calendar Year         Allocator Harvest USD ERAC Enhanced ERAC
2001                   29.55%            11.17%        -13.38%
2002                     4.02%           -2.63%         14.25%
2003                   28.16%             3.84%         31.72%
2004                   21.76%            12.84%         21.81%
2005                   13.87%            10.17%          9.22%
2006                   26.67%            12.30%         27.12%
2007                   15.86%            -0.44%         25.28%
2008                   12.72%            10.61%        -27.10%
2009                   25.34%             0.58%         36.02%
2010                   -10.51%           -1.38%          4.14%
2011 YTD               -11.47%            1.39%        -18.11%
Annualized Return       13.35%            5.19%          8.07%

Notes:

1    Source: Bloomberg. DB Commodity Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Allocator Index would have been lower than the Index as a result of fees and / or costs.

2    Statistics shown are for excess return / ERAC indices. Data is as of 30
     November 2011
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DB Commodity Risk Parity 18 Index

Section 6

[GRAPHIC OMITTED]

DB Commodity Risk Parity 18

Index Summary

[]   Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal. Risk contribution is determined by using past 3 month realized volatilities and correlations.
     Volatility is targeted at 18% by leveraging the equal risk weighted portfolio; such leverage is capped at 300%.

[]   Components: The 4 sector indices used to construct the index are: DBLCI-OY
     Energy Index, DBLCI-OY Industrial Metal Index, DBLCI-OY Precious Metal
     Index and DBLCI-OY Agriculture Index.

[]   Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[]   Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMRPTV)

[GRAPHIC OMITTED]

DB Commodity Risk Parity 18

Index Construction

 DBLCI-OY Energy Index (25.31% (1))

   DBLCI-OY Industrial Metal Index (21.85% (1))

  DBLCI-OY Precious Metal Index (23.80% (1))

  DBLCI-OY Agriculture Index (29.05% (1))

Basket with 4 Sector Indices

Apply Risk Parity Technology

[]   Allocates weights to each sector index such that the risk contribution of all components is equal

DB Commodity Risk Parity

Apply 0.50% fees per annum

Apply Target Volatility Technology

[]   Volatility is targeted at 18% by varying exposure to each underlying sector index

DB Commodity Risk Parity 18

Note:

1    Current weights are as of 30 November 2011

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DB Commodity Risk Parity 18

Performance Analysis

INDEX RETURNS (1)

[GRAPHIC OMITTED]

PERFORMANCE ANALYSIS 1

                              DB Commodity
January 2001 -- November 2011                SandP GSCI        DJUBS
                                 Risk Parity 18
Annualized Returns            16.0%          -0.3%           2.3%
Volatility                    19.9%          25.9%           18.4%
Sharpe Ratio                  0.80           -0.01           0.12
Maximum Drawdown              -39.2%         -71.6%          -57.1%
 Start Date                   Feb-01         Jul-08          Jul-08
 End Date                     Nov-01         Feb-09          Mar-09
Max Monthly Consecutive Loss  -33.5%         -67.8%          -54.5%
  Start Date                  Jul-08         Jul-08          Jul-08
  End Date                    Feb-09         Feb-09          Feb-09
Max / Min Returns
  Rolling 12 Months           118.5% / -36.4% 74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months            47.9% / -28.8% 34.4% / -53.4%  24.7% / -39.7%
Average Monthly Returns       1.4%           0.2%            0.3%
% Months with Gains           57.3%          57.3%           55.7%
Correlation
  SandP GSCI                    0.72           1.00            0.91
  DJUBS                       0.83           0.91            1.00

HISTORICAL EXPOSURE 1

[GRAPHIC OMITTED]

YEAR ON YEAR PERFORMANCE COMPARISON 1

                           Annual Returns for Excess Return Indices
                  DB Commodity Risk
Calendar Year               Parity 18 SandP GSCI                      DJUBS
2001                         -36.39%    -34.31%                     -22.32%
2002                          26.94%    29.92%                      23.86%
2003                          53.61%    19.48%                      22.66%
2004                          34.22%    15.65%                       7.64%
2005                          57.65%    21.61%                      17.54%
2006                          26.76%    -19.07%                      -2.71%
2007                          20.15%    26.81%                      11.08%
2008                         -17.48%    -47.29%                     -36.61%
2009                          26.22%    13.30%                      18.72%
2010                          27.90%     8.88%                      16.67%
2011 YTD                      -5.10%     0.89%                      -10.00%
Annualized Return             15.98%     -0.32%                      2.25%

Notes:

1    Source: Bloomberg. DB Commodity Risk Parity 18 index has been retrospectively calculated and did not exist prior to August 2010.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Risk Parity 18 Index would have been lower than the Index as a result of fees and / or costs.

2    Statistics shown are for excess return indices. Data is as of 30 November
     2011

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DB Commodity Apex 14 ERAC Index

Section 7

[GRAPHIC OMITTED]

DB Commodity Apex 14 ERAC

Index Summary

- Attempts to generate reliable returns independent of market cycle
  - ⇨ By combining 3 well-established, yet uncorrelated commodities strategies – mean reversion, momentum, and carry – the Apex index aims to generate extremely stable returns from the commodities markets
- **Components:** Allocates exposure monthly between Mean Reversion (the DBLCI MR Enhanced Index), Carry (the DB Commodity Harvest 3X Index), and Momentum (the DBLCI Commodity Momentum Index) in the inverse ratio of their 3 month volatilities. Exposure to each index is floored at 17.5% and capped at 65%. Exposure to the resulting basket is further scaled to target a volatility of 14%, with a maximum exposure of 200%.
- **Embedded Cost:** A fee of 1.00% per annum is embedded in the basket.
- **DBLCI MR Enhanced:** Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification
- **DB Commodity Harvest:** The DB Commodity Harvest Index goes short the S&P Goldman Sachs Light Energy Index and long the DB Commodity Booster – Benchmark Light Energy Index, an Optimum Yield version of the S&P Goldman Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology
- **DBLCI Commodity Momentum**: The strategy goes either long or short an equally weighted basket of commodities, depending on momentum in the commodities complex.
- **Transparency:** Rule-based index with the closing level published daily on Bloomberg (DBCMA14N)

Deutsche Bank

49

DB Commodity Apex 14 ERAC

Index Construction

DB Commodity Harvest

Apply 300% exposure

DB Commodity Harvest 3X
(52.22% (1))

Strategic Allocation

[]   Exposure to the 3 indices is adjusted monthly in inverse proportion of their 3 month realized volatilities

DBLCI Commodity Momentum (30.29% (1))

DBLCI MR Enhanced (17.50% (1))

DB Commodity Apex

[]   Subtract 1.00% fees per annum

DB Commodity Apex ERAC

Target Volatility

[]   Adjust exposure monthly, by looking at 3 month realized volatility, to target a volatility of 14%. Exposure to DB Commodity Apex is capped at 200%

DB Commodity Apex 14 ERAC
(Current Exposure: 200.00%)

Note:

1    Weights; as of 30 November 2011

[GRAPHIC OMITTED]

DB Commodity Apex 14 ERAC

Performance Analysis

INDEX RETURNS (1)

[GRAPHIC OMITTED]

PERFORMANCE ANALYSIS 1

                              DB Commodity
January 2002 -- November 2011                SandP GSCI       DJUBS
                              Apex 14 ERAC
Annualized Returns            26.3%          4.0%           5.1%
Volatility                    13.1%          26.1%          18.9%
Sharpe Ratio                  2.02           0.15           0.27
Maximum Drawdown              -16.9%         -71.6%         -57.1%
 Start Date                   Jun-11         Jul-08         Jul-08
 End Date                     Nov-11         Feb-09         Mar-09
Max Monthly Consecutive Loss  -13.8%         -67.8%         -54.5%
  Start Date                  Jul-11         Jul-08         Jul-08
  End Date                    Sep-11         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months           93.9% / -7.9%  74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months            32.3% / -15.7% 34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns       2.0%           0.6%           0.6%
% Months with Gains           74.8%          61.3%          58.8%
Correlation
  SandP GSCI                    0.20           1.00           0.92
  DJUBS                       0.32           0.92           1.00

HISTORICAL EXPOSURE 2

[GRAPHIC OMITTED]

YEAR ON YEAR PERFORMANCE COMPARISON 1

                              Annual Returns for Excess Return Indices
                  DB Commodity Apex 14 SandP GSCI                         DJUBS
Calendar Year                   ERAC
2002                            3.14%   29.92%                         23.86%
2003                           29.95%   19.48%                         22.66%
2004                           60.19%   15.65%                          7.64%
2005                           34.00%   21.61%                         17.54%
2006                           69.09%   -19.07%                         -2.71%
2007                           15.46%   26.81%                         11.08%
2008                           45.47%   -47.29%                        -36.61%
2009                           21.44%   13.30%                         18.72%
2010                            8.31%    8.88%                         16.67%
2011 YTD                       -5.37%    0.89%                         -10.00%
Annualized Return              26.34%    3.96%                          5.12%

Notes:

1    Source: Bloomberg. DB Commodity Apex 14 ERAC index has been retrospectively calculated and Index went live only in June 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB
     Commodity Apex 14 ERAC Index would have been lower than the Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 30 November 2011

2    Data is as of 30 November 2011. These represent the exposure of constituents to DB Commodity Apex 14 ERAC index

[GRAPHIC OMITTED]

Optimum Yield Enhanced Indices

Section 8

[GRAPHIC OMITTED]

DB Commodity Booster OYE DJUBS

Index Summary

[]   Composition: Same base weights as the DJUBS Index. Weights are rebalanced annually

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield
     Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield. Exposure to the 3 contracts is assessed and rebalanced monthly

--   Exposure to short-term contract (front month), medium-term and long-term contracts (pre- defined schedule based on liquidity)

--   For livestock, exposure is to F3 contracts

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBCMODUE)

[GRAPHIC OMITTED]

DB Commodity Booster OYE DJUBS

Index Construction

Agriculture and Livestock 35.44% (1)

Industrial Metal 17.84% (1)

Precious Metal 13.74% (1)

Energy 33.01% (1)

DJUBS

Apply Optimum Yield Enhanced Technology

[]   Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield

DB Commodity Booster OYE DJUBS

Note:

1    Weights shown are: Rebalance Weights for 2011

[GRAPHIC OMITTED]

DB Commodity Booster OYE DJUBS

Performance Analysis

INDEX RETURNS 1

[GRAPHIC OMITTED]

PERFORMANCE ANALYSIS 1

                              DB Commodity
January 2001 -- November 2011                   DJUBS          SandP-GSCI
                                Booster OYE DJUBS
Annualized Returns            10.4%             2.3%           -0.3%
Volatility                    15.9%             18.4%          25.9%
Sharpe Ratio(2)               0.65              0.12           -0.01
Maximum Drawdown              -52.1%            -57.1%         -71.6%
  Start Date                  Jul-08            Jul-08         Jul-08
  End Date                    Mar-09            Mar-09         Feb-09
Max Monthly Consecutive Loss  -49.4%            -54.5%         -67.8%
  Start Date                  Jul-08            Jul-08         Jul-08
  End Date                    Feb-09            Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months           50.7% / -45.6%    39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months            24.3% / -36.9%    24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns       0.9%              0.3%           0.2%
% Months with Gains           61.1%             55.7%          57.3%
Correlation
  DJUBS                       0.97              1.00           0.91
  SandP-GSCI                    0.89              0.91           1.00

INDEX SECTOR EXPOSURE 1

Sector Rebalance Weight (%)

Energy 33.01 Precious Metal 13.74 Industrial Metal 17.84 Agriculture and
Livestock 35.44

YEAR ON YEAR PERFORMANCE COMPARISON 1

                          Annual Returns for Excess Return Indices
                  DB Commodity Booster OYE
Calendar Year                      DJUBS    DJUBS                  SandP-GSCI
2001                              -15.83%  -22.32%                  -34.31%
2002                               22.98%  23.86%                   29.92%
2003                               23.39%  22.66%                   19.48%
2004                               24.99%   7.64%                   15.65%
2005                               34.94%  17.54%                   21.61%
2006                               14.89%   -2.71%                  -19.07%
2007                               19.35%  11.08%                   26.81%
2008                              -27.14%  -36.61%                  -47.29%
2009                               21.67%  18.72%                   13.30%
2010                               16.88%  16.67%                     8.88%
2011 YTD                           -3.96%  -10.00%                    0.89%
Annualized Return                  10.37%   2.25%                    -0.32%

Notes:

1    Source: Bloomberg. DB Commodity Booster OYE DJUBS has been retrospectively calculated and did not exist prior to 31 October 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE DJUBS Index would have been lower than the
     Index as a result of fees and / or costs

2    Sharpe Ratio = annualized return / volatility

3    Data is as of 30 November 2011. Statistics shown are for excess return indices.

[GRAPHIC OMITTED]

DB Commodity Booster OYE Benchmark Light Energy

Index Summary

[]   Composition: Same base weights as the SandP GSCI Light Energy Index.
     Weights are rebalanced annually

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield
     Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield. Exposure to the 3 contracts is assessed and rebalanced monthly

--   Exposure to short-term contract (front month), medium-term and long-term contracts (pre- defined schedule based on liquidity)

--   For livestock, exposure is to F3 contracts

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBRCOSUE)

[GRAPHIC OMITTED]

DB Commodity Booster OYE Benchmark Light Energy

Index Construction

Agriculture and Livestock 43.76% (1)

Industrial Metal 16.86% (1)

Precious Metal 6.30% (1)

Energy 33.09% (1)

SandP GSCI Light Energy

Apply Optimum Yield Enhanced Technology

[]   Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield

DB Commodity Booster OYE Benchmark Light Energy

Note:

1    Weights shown are: Rebalance Weights for 2011

[GRAPHIC OMITTED]

DB Commodity Booster OYE Benchmark Light Energy

Performance Analysis

INDEX RETURNS 1

[GRAPHIC OMITTED]

PERFORMANCE ANALYSIS 1

                              DB Commodity                          SandP-GSCI Light
January 2001 -- November 2011 Booster OYE            DJUBS          Energy
                             Benchmark light Energy
Annualized Returns            8.6%                   2.3%           0.3%
Volatility                    16.7%                  18.4%          19.1%
Sharpe Ratio(2)               0.51                   0.12           0.02
Maximum Drawdown              -55.3%                 -57.1%         -60.9%
  Start Date                  Jul-08                 Jul-08         Jul-08
  End Date                    Mar-09                 Mar-09         Feb-09
Max Monthly Consecutive Loss  -52.3%                 -54.5%         -58.0%
  Start Date                  Jul-08                 Jul-08         Jul-08
  End Date                    Feb-09                 Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months           56.7% / -48.7%         39.9% / -52.7% 48.2% / -55.8%
  Rolling 3 Months            24.5% / -41.1%         24.7% / -39.7% 26.1% / -44.6%
Average Monthly Returns       0.8%                   0.3%           0.2%
% Months with Gains           60.3%                  55.7%          55.7%
Correlation
  DJUBS                       0.94                   1.00           0.97
  SandP-GSCI Light Energy       0.97                   0.97           1.00

INDEX SECTOR EXPOSURE 1

Sector                  Rebalance Weight (%)
Energy                                      33.09
Precious Metal                                6.30
Industrial Metal                            16.86
Agriculture and Livestock                     43.76

YEAR ON YEAR PERFORMANCE COMPARISON 1

                          Annual Returns for Excess Return Indices
                  DB Commodity Booster OYE                         SandP-GSCI Light
Calendar Year        Benchmark Light Energy  DJUBS                        Energy
2001                              -17.16%   -22.32%                     -26.22%
2002                               14.91%   23.86%                       15.09%
2003                               18.06%   22.66%                       15.41%
2004                               24.74%    7.64%                        7.31%
2005                               34.84%   17.54%                       15.51%
2006                               12.68%    -2.71%                      -3.77%
2007                               20.90%   11.08%                       17.16%
2008                              -29.98%   -36.61%                     -40.40%
2009                               17.27%   18.72%                       15.17%
2010                               17.10%   16.67%                       16.94%
2011 YTD                           -0.74%   -10.00%                      -5.71%
Annualized Return                   8.58%    2.25%                        0.33%

Notes:

1    Source: Bloomberg. DB Commodity Booster OYE Benchmark Light Energy has been retrospectively calculated and did not exist prior to 30 November 2011.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE Benchmark Light Energy Index
     would have been lower than the Index as a result of fees and / or costs

2    Sharpe Ratio = annualized return / volatility

3    Data is as of 30 November 2011. Statistics shown are for excess return indices.

[GRAPHIC OMITTED]

DB Commodity Curve Alpha

Index Summary

[]   Composition: DB Commodity Curve Alpha Index (the "Index") has the same base weights as the SandP GSCI Light Energy Index. Weights are rebalanced annually

[]   Market Neutral Strategy: For each constituent commodity, the Index provides short exposure to the corresponding single commodity SandP GSCI Index and volatility adjusted long exposure to the OY Enhanced Index. The Index seeks to provide market-neutral exposure, and to generate returns from carry using DB's Optimum Yield Enhanced methodology

[]   Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%. Exposure to the short leg is set to
     (--100%) * 3-month realized volatility of the single commodity OY Enhanced
     Index / 3-month realized volatility of the single commodity GSCI index

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBRCOCCA)

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DB Commodity Curve Alpha

Index Construction

Constituent commodities

Apply Optimum Yield Enhanced Technology

[]   Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield

OY Enhanced single commodity indices

Long Exposure = 100%

SandP GSCI single commodity indices

SandP GSCI rolls each commodity to its nearest available futures contract

Short exposure = 3-month  realized  volatility of single commodity OY Enhanced /
3-month realized volatility of single commodity GSCI Index

Carry Strategy

[]   Market neutral equally weighted Long and Short positions to generate Alpha.
     Exposure to long and short legs rebalanced monthly to maintain market neutrality

Single commodity long-short basket

Provide same exposure to the single commodity long-short basket as in the SandP
GSCI Light Energy Index. Weights are rebalanced annually

DB Commodity Curve Alpha

[GRAPHIC OMITTED]

DB Commodity Curve Alpha

Performance Analysis

Index Returns [1]



500
400
300
200
100
0
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
DB Commodity Curve Alpha
DB Commodity Booster OYE Benchmark Light Energy
S&P-GSCI Light Energy

Index Sector Exposure [1]

Sector	Rebalance Weight (%)
Energy	33.09
Precious Metal	6.30
Industrial Metal	16.86
Agriculture & Livestock	43.76

Performance Analysis [1]

January 2002 – November 2011	DB Commodity Curve Alpha	DB Commodity Booster OYE Benchmark light Energy	S&P-GSCI Light Energy
Annualized Returns	8.0%	11.6%	3.5%
Volatility	2.6%	17.2%	19.6%
Sharpe Ratio[2]	3.06	0.68	0.18
Maximum Drawdown	-2.5%	-55.3%	-60.9%
Start Date	Jun-10	Jul-08	Jul-08
End Date	Dec-10	Mar-09	Feb-09
Max Monthly Consecutive Loss	-1.8%	-52.3%	-58.0%
Start Date	Sep-02	Jul-08	Jul-08
End Date	Oct-02	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	20.3% / -1.1%	56.7% / -48.7%	48.2% / -55.8%
Rolling 3 Months	6.9% / -2.2%	24.5% / -41.1%	26.1% / -44.6%
Average Monthly Returns	0.6%	1.0%	0.4%
% Months with Gains	73.1%	63.9%	59.7%
Correlation			
DB Commodity Booster OYE Benchmark Light Energy	0.17	1.00	0.97
S&P-GSCI Light Energy	0.02	0.97	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Curve Alpha	DB Commodity Booster OYE Benchmark Light Energy	S&P-GSCI Light Energy
2002	2.33%	14.91%	15.09%
2003	4.22%	18.06%	15.41%
2004	17.09%	24.74%	7.31%
2005	17.93%	34.84%	15.51%
2006	11.47%	12.68%	-3.77%
2007	6.63%	20.90%	17.16%
2008	12.67%	-29.98%	-40.40%
2009	3.09%	17.27%	15.17%
2010	1.33%	17.10%	16.94%
2011 YTD	4.44%	-0.74%	-5.71%
Annualized Return	**8.03%**	**11.59%**	**3.49%**

Note:
1 Source: Bloomberg. DB Commodity Curve Alpha Index and DB Commodity Booster OYE Benchmark Light Energy Index have been retrospectively calculated and did not exist prior to 30 November 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha Index have been lower than the Index as a result of fees and / or costs
2 Statistics shown are for excess return indices. Data is as of 30 November 2011

Deutsche Bank
61

Appendix

Appendix 1

[GRAPHIC OMITTED]

Types of Returns in a Commodity Index

Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[]   Underlying price movement

[]   Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[]   Collateral Yield

[]   Interest earned on capital held as collateral

[]   Spot Return

[]   Change in front month futures contract

[]   Roll Return

[]   Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

Excess Return = Spot Return + Roll Return Total Return = Excess Return +
Collateral Yield

Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

[GRAPHIC OMITTED]

Mean Reversion

- The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price



100%
80%
60%
40%
20%
0%
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
Energy
Industrial Metals
Precious Metals
Agriculture

Historical Commodity Allocation of the DBLCI-MR since 2006



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Dec-05 Jun-06 Dec-06 Jun-07 Dec-07 Jun-08 Dec-08 Jun-09 Dec-09 Jun-10 Dec-10 Jun-11
Crude Oil
Heating Oil
Gold
Aluminum
Wheat
Corn

- Heavy investment in Corn and Wheat as agricultural commodities are the most historically undervalued. Captures the 2006 Ags rally. Underweighting in Energy also contributed to good performance as energy prices declined significantly in 2006

- In 2008 the index increased its weight to Aluminum and reduced its weight to Energy, which was then at historical highs. In retrospect, while the under-weighting in Energy was a good decision, the overweight in Aluminum was not, as Aluminum prices declined significantly

- In 2009 the index was overweight in Aluminum and Oil and gained from rallies in both. However, it was underweight in Gold and missed out on the Gold rally

DBLCI-MR Outperformance to DBLCI

Year	Outperformance (%)
2006	36.15
2007	7.82
2008	4.17
2009	12.12
2010	1.30
2011 YTD	-2.24

Source: Bloomberg

Notes:
1 Past performance is not a guarantee of future results
2 The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI – Mean Reversion will also likely result in a negative performance
3 Data is as of 31 August 2011. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

Deutsche Bank
64

MR+

[] DBLCI-MR Plus (TM) Excess Return is a dynamic  allocation  strategy  based on
the   performance  of  the  DBLCI-MR  (TM)  Excess  Return  Index

[]   Mandatory rebalancing takes place on a monthly basis

[]   At each monthly rebalancing, the allocation in the DBLCI-MR (TM) Excess
     Return strategy is determined based on the performance of the DBLCI-MR (TM)
     Excess Return over the previous 12 months

[]   Twelve performance indicators are built, reflecting the performance of
     DBLCI-MR (TM) Excess Return over previous 12-months, 11-months, 10-months

[]   3-months, 2-months, 1-month

[]   The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR (TM) Excess Return performance is greater than zero. The current allocation is 50.00% (see table)

[]   Rules based momentum strategy with no human intervention, only execution

[]   The allocation can be as low as 0% and as high as 100%

Retrospective lookback over 12 periods

[GRAPHIC OMITTED]

DBLCI-MR (Lookback Returns as of 8(th) Nov 2011)
     1 Month  6.3%
     2 Month  0.1%
     3 Month  4.4%
     4 Month -3.0%
     5 Month -9.6%
     6 Month -9.0%
     7 Month -15.0%
     8 Month -9.4%
     9 Month -2.7%
    10 Month  0.9%
    11 Month  3.5%
    12 Month  3.2%

Notes: Returns are calculated as of 6(th) business day of each month, from
November 2010 to November 2011.
[GRAPHIC OMITTED]

Optimized Yield

Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[]   Deutsche Bank's proprietary optimum yieldeld ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market)
     or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[GRAPHIC OMITTED]

[] Longer dated  contracts  typically  have less  negative  carry when the curve slopes upward (contango)

[GRAPHIC OMITTED]

[]   Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

[GRAPHIC OMITTED]

Annualized Excess returns from Jan 2001 to Nov 2011. Most Optimum Yield indices have outperformed corresponding front-month rolling indices

Optimized Yield

Energy Sector

[GRAPHIC OMITTED]

Agriculture Sector

[GRAPHIC OMITTED]

Base Metals Sector

[GRAPHIC OMITTED]

Precious Metals Sector

[GRAPHIC OMITTED]

Source: Bloomberg Notes:

1    All indices have been retrospectively calculated and did not exist prior to
     31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

2    Data as of 30 November 2011

[GRAPHIC OMITTED]

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

Rebalancing Once a Month

                 Step I Realized Volatility Monitoring Based on Last 90 Days
Returns

                    Step II Volatility Based Participation: Participation =
Target Volatility / Realized Volatility, subject to certain maximum and minimum

           Step III Vol Target Index Return = Participation x Underlying Index
Return

Numerical Example:
Volatility Target = 15%

                  3 Month                             Underlying         Volatility
      Realized Volatility  Vol Target Allocation    Index Return   Target Return
Month    (Annualized %)                         (%)            (%)             (%)
12                  10.00                  150.00           +5.00           +7.50
13                  12.50                  120.00           --1.00          --1.20
14                    5.00                 300.00           +3.00           +9.00
15                    7.50                 200.00           --2.00          --4.00
16                  15.00                  100.00           --5.00          --5.00
17                  20.00                    75.00          +1.00           +0.75
18                  30.00                    50.00        --10.00           --5.00

[GRAPHIC OMITTED]

Risk-Parity Technology

[]   On each rebalance date we calculate the total index risk, (R)p, on that date according to the formula

4 4
RP =[][]WiWj[] i[] j []ij i== 1 j 1

[]   Where the volatility and dollar-weighting of the i(t)(h) sector index is given by i i, respectively, and the correlation ([]) (and W) between the indices is given by ([])ij. To calculate ([])i and ([])ij we have used
     90-day historical levels based on log returns

[]   The amount of risk contributed, i, to the portfolio by the i(th) sector index is then calculated according to (RC)

4
Wi[] i[]Wj[] j []ij
RC = j=1
i R
P

[]   We then solve the above set of non linear equations for each (W)i with the following constraints 1) Wi [] 0 for each i 2) (RC)1 (= RC)2 (= RC)3 (=
     RC)4 3) (R)P = TV, where TV is some pre-defined target level of portfolio risk

[]   Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree-of-freedom open. Constraint 3) above fixes this final degree-of-freedom by imposing an overall leverage on the index in an attempt to target a constant level of (user-specified) risk within the portfolio of sector exposures

[GRAPHIC OMITTED]

Liquid Contracts for Optimum Yield Enhanced Indices

Commodity                      Liquid Contracts
           WTI Crude Oil   Jun                  Dec
             Natural Gas   Jan                  Jul
              Heating Oil  Jun                  Dec
          RBOB Gasoline    Jun                  Dec
          Brent Crude Oil  Jun                  Dec
                  Gas Oil  Jun                  Dec
                     Gold  Jun                  Dec
                    Silver Jul                  Dec
               Soybeans    Jul                  Nov
                     Corn  Jul                  Dec
                   Wheat   Jul                  Dec
             Soybean Oil   Jul                  Dec
                    Sugar  Mar                  Oct
                   Coffee  Jul                  Dec
                   Cotton  Jul                  Dec
           Kansas Wheat    Jul                  Dec
                   Cocoa   Mar                  Dec
                  Copper   Jun                  Dec
               Aluminum    Jun                  Dec
                     Zinc  Jun                  Dec
                   Nickel  Jun                  Dec
                     Lead  Jun                  Dec

[GRAPHIC OMITTED]

Comparative Performance Statistics

                                                             Annualized Returns for Various Indices
                                          YTD Return [] 1 Year Return  3 Year Return  5 Year Return  10 Year Return  Volatility []
                                                    (%)            (%)            (%)            (%)             (%)        (%)
 Sharpe Ratio
Beta Allocation Indices
 DBLCI (TM)                                       0.67%          9.08%          4.19%         -0.55%           9.09%    23.44%
         0.39
 SandP GSCI (TM)                                    0.89%        10.37%           2.56%         -5.10%           3.77%    25.59%
         0.15
 DJ-UBSCI (SM)                                  -10.00%         -0.39%          5.98%         -3.56%           4.85%    18.51%
         0.26
Optimum Yield Based Indices
 DB Commodity Booster -- DJUBS ERAC              -6.73%          2.53%          7.48%         -0.13%          10.73%    16.88%
         0.64
 DB Commodity Booster DJUBS -- TV14 ERAC         -6.83%          0.39%          6.20%          2.60%          14.52%    14.50%
         1.00
 DB Commodity Booster -- Benchmark                1.10%        10.70%           6.89%          0.14%          12.38%    22.32%
         0.55
Mean Reversion Based Indices
 DBLCI-MR                                        -1.03%          7.84%          6.81%          4.84%          13.19%    21.14%
         0.62
 DBLCI -- Mean Reversion Enhanced ERAC          -18.11%        -10.10%          4.41%          0.88%          10.26%    18.98%
         0.54
 DBLCI MR Enhanced 15                           -13.10%         -6.02%          2.76%          3.51%          15.75%    15.44%
         1.02
 DBLCI MR+                                       -1.71%          6.74%          3.08%          8.53%          11.26%    15.76%
         0.71
Market Neutral Indices
 DB Commodity Harvest ERAC                        1.39%          0.91%          0.89%          2.38%           4.57%      3.41%
         1.34
 DB Commodity Harvest -- 10 ERAC                  2.56%          0.54%          1.37%          6.78%          13.88%    10.58%
         1.31
DB Commodity Allocator Index                    -11.47%         -6.94%          1.83%          5.04%          11.75%    14.03%
         0.84
DB Commodity Risk Parity 18 Index                -5.10%          3.27%        15.18%           7.89%          22.53%    19.34%
         1.16
DB Commodity Apex 14 Index ERAC                  -5.37%         -1.15%        10.42%         16.54%           26.05%    12.79%
         2.04
DBLCI Commodity Momentum Index                    6.80%        18.78%         19.09%         22.55%           16.16%    16.25%
         0.99
Optimum Yield Enhanced Based Indices
 DB Commodity Booster OYE DJUBS                  -3.96%          5.34%          9.87%          2.90%          13.12%    15.97%
         0.82
 DB Commodity Booster OYE Benchmark LE           -0.74%          9.03%          9.62%          2.30%          11.27%    16.82%
         0.67
 DB Commodity Curve Alpha                         4.44%          5.23%          3.91%          5.74%           7.94%      2.58%
         3.08
Other Asset Classes
 Equities (SandP 500)                               1.08%          7.83%        14.10%          -0.17%           2.90%    21.63%
         0.13
 Fixed Income (US Govt. All Total Return)         4.36%          3.80%          3.93%          4.78%           4.69%      2.84%
         1.65

Source: Bloomberg. Data as of 30 November 2011 Notes: Statistics shown for
     "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

1    Annualised return based on total return, excess return and ERAC

2    Annualised vol of the daily lognormal returns

[GRAPHIC OMITTED]

Products

DB Commodity Indices                            Delta 1 Structures Structures with Vanilla
                                                                          Optionality
DB Commodity Booster -- DJUBS ERAC                       []                    []
DB Commodity Booster DJUBS -- TV14 ERAC                  []                    []
DB Commodity Booster -- Benchmark                        []                    []
DBLCI-MR                                                 []
DBLCI-MR+                                                []
DBLCI -- Mean Reversion Enhanced ERAC                    []                    []
DB MR Enhanced 15                                        []                    []
DB Commodity Harvest ERAC                                []                    []
DB Commodity Harvest -- 10 ERAC                          []                    []
DBLCI Commodity Momentum Index                           []
DB Commodity Allocator                                   []                     *
DB Commodity Risk Parity 18 Index                        []
DB Commodity Apex 14 ERAC Index                          []                    []
DB Commodity Booster OYE DJUBS                           []
DB Commodity Booster OYE Benchmark Light Energy          []
DB Commodity Curve Alpha                                 []

Notes: We can offer Structures with Vanilla Optionality on DB Commodity
     Allocator 12 Index

[GRAPHIC OMITTED]

Market Data Sources

Bloomberg Tickers and Index Live Dates

Bloomberg Ticker                           Index Live Date
SandP GSCI Index
SPGCCIP(Index)

SandP GSCI
Light  Energy

SPGSLEP(Index)
DJUBS DJUBS  (Index)
DBLCI DBLCMACL  (Index)                   28 February 03
DBLCI-MR  DBLCMMCL (Index)                28 February 03
DBLCI -- Mean Reversion Enhanced ERAC ___________

DBLCMREN (Index)                          26 October 09
DB MR Enhanced 15

DBLCMTEU (Index)                          28 September 09

DBLCI-MR+  DBLCMPUE  (Index)              20 June 07

DB  Commodity  Booster --  Benchmark

DBCMBSEU  (Index)  15  December  07
DB  Commodity  Booster  --
Benchmark Light Energy

DBCMBLEU  (Index) 15 December 07
DB Commodity  Booster -- DJUBS  ERAC
DBCMBDEN  (Index)                          12  October  10
DB  Commodity
BoosterBooster  DJUBS -- TV14 ERAC
DBCMBTVN  (Index)                          12 October 10
DB Commodity Harvest ERAC
DBLCHNUE (Index)                           14 October 08
DB Commodity Harvest -- 10 ERAC
DBCMHVEG (Index)                           14 October 08
DB Commodity Booster OYE DJUBS
DBCMODUE (Index)                           31 October 11
DB Commodity Booster OYE Benchmark Light Energy
DBRCOSUE  (Index)                          30 November 11
DB Commodity Curve  Alpha
DBRCOCCA  (Index)                          30  November  11
DB Commodity Allocator
DBLCABER (Index)                           24 October 09
DB Commodity  Risk Parity 18 Index
DBCMRPTV  (Index)                          August 2010
DBLCI Commodity Momentum Index
DBCMMOUE (Index)                           18 October 10
DB  Commodity  Apex 14 ERAC Index
DBCMA14N  (Index)  June 11 Equities  (SandP 500) Total Return
SPTR (Index) Fixed Income
Total Return
JHDCGBIG (Index)

[GRAPHIC OMITTED]

Optimized Yield

Available Indices

Contract  Expiry  Date  Bloomberg  Ticker  Index Live Date  Energy WTI Crude Oil
20-Jun-12
DBLCOCLE  Index 31 May 06  Brent  Crude  Oil  14-Feb-12

DBLCYECO  Index  31  May 06  Heating  Oil  31-May-12

DBLCOHOE Index 31 May 06 RBOB Gasoline 30-Dec-11
DBLCYERB Index 31 May 06  Gasoil  12-Jun-12
DBLCYEGO Index 31 May 06  Natural  Gas 26-Sep-12
DBLCYENG Index 31 May 06 Base Metals Aluminum 19-Sep-12
DBLCOALE Index 31 May 06 Copper  21-Mar-12
DBLCYECU Index 31 May 06 Zinc  18-Jul-12
DBLCYEZN Index 31 May 06  Nickel 15-Aug-12
DBLCYENI Index 31 May 06 Lead  19-Dec-12
DBLCYEPB Index 31 May 06 Precious  Metals Gold 27-Feb-12
DBLCOGCE Index  31  May  06  Silver  27-Dec-12
DBLCYESI  Index  31  May 06
Agriculture Wheat 13-Jul-12
DBLCOWTE Index 31 May 06 Kansas Wheat
13-Jul-12
DBLCYEKW  Index 31 May 06 Corn  14-Dec-12
DBLCOCNE Index 31 May 06 Soybean 14-Nov-12
DBLCYESS Index 31 May 06
Cotton  09-Oct-12
DBLCYECE  Index  31  May  06  Sugar  29-Jun-12
DBLCYESB Index 31 May 06 Coffee  20-Mar-12
DBLCYEKC Index 31 May 06 Cocoa 13-Sep-12
DBLCYECC Index 31 May 06

Source: DBIQ
Notes:

1    Bloomberg Tickers shown are for Excess Return version of the indices

2    Data as of 30 November 2011

[GRAPHIC OMITTED]

Risk Considerations

[]   The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

STRATEGY RISK

[]   The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective

[]   The Optimum Yield and Optimum Yield Enhanced strategies described herein aim to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimum Yield and Optimum Yield
     Enhanced strategies may not be successful in achieving the desired objective

[]   The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective

[]   The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective

[]   The Momentum strategy described herein aims to go long a basket of commodities at certain times, short a basket of commodities at certain other times and provide no exposure the remaining times based on observing momentum across fourteen commodities. However, indices employing the
     Momentum strategy may not be successful in achieving the desired objective

[]   The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal. However, indices employing the
     Risk Parity strategy may not be successful in achieving the desired objective

[]   The Allocator strategy described herein aims to maximize returns by combining the Mean Reversion and Optimal Roll Yield strategies described herein. However, there is no guarantee that an index employing the
     Allocator strategy, or any of the Mean Reversion and Optimal Roll Yield
     strategies, will be successful in achieving the desired objective

[]   The Apex 14 ERAC Index described herein aims to maximize returns by combining the Mean Reversion, market neutral, Momentum and Target
     Volatility strategies described herein. However, there is no guarantee that an index employing any of these strategies will be successful in achieving the desired objective.

[]   Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

[GRAPHIC OMITTED]

RISK CONSIDERATIONS (CONT'D)

PAST PERFORMANCE

[]   An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment

[]   Some of the indices described herein have very limited performance history

INDEX COMPARISON

[]   In this document, various performance-related statistics, such as index return and volatility, among others, of each Deutsche Bank proprietary index included herein are compared with those of their related Deutsche
     Bank and/or non- Deutsche Bank indices. Such comparisons are for information purposes only. No assurance can be given that such Deutsche
     Bank proprietary indices included herein will outperform their related
     Deutsche Bank and/or non-Deutsche Bank indices in the future; nor can assurance be given that such Deutsche Bank proprietary indices will not significantly underperform their related Deutsche Bank and/or non-Deutsche
     Bank indices in the future. Similarly, no assurance can be given that the relative volatility levels of such Deutsche Bank proprietary indices and their related Deutsche Bank and/or non-Deutsche Bank indices will remain the same in the future

BACKTESTING

[]   Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

FREE WRITING PROSPECTUS

[]   Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that
     Deutsche Bank AG has filed with the SEC for more complete information about
     Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www. sec. gov.
     Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409

[GRAPHIC OMITTED]

DISCLAIMER

SANDP GSCI SM DISCLAIMER

Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by Standard and
Poor's, a division of The McGraw -Hill Companies, Inc. ("SandP") . Standard and
Poor's does not make any representation or warranty, express or implied, to the owners of any securities or any member of the public regarding the advisability of investing in any securities or the ability of SandP GSCI Index to track general commodity market performance. SandP's only relationship to Deutsche Bank
AG is the licensing of certain trademarks and trade names of SandP and of SandP
GSCI Index, which indices are determined, composed and calculated by SandP without regard to Deutsche Bank AG or any securities. SandP has no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating SandP GSCI Index. SandP is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which the SandP GSCI Index is to be converted into cash. SandP has no obligation or liability in connection with the administration, marketing or trading of any securities.

SandP DOES NOT GUARANTEE THE ACCURACY AND / OR THE COMPLETENESS OF SandP GSCI
INDEX OR ANY DATA INCLUDED THEREIN AND SandP SHALL HAVE NO LIABILITY FOR ANY
ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. SandP MAKES NO WARRANTY, EXPRESS OR
IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF SECURITIES
OR ANY OTHER PERSON OR ENTITY FROM THE USE OF SandP GSCI INDEX OR ANY DATA
INCLUDED THEREIN. SandP MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY
DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
OR USE WITH RESPECT TO THE SandP INDICES OR DEUTSCHE BANK'S VARIATIONS OF SandP
INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN
NO EVENT SHALL SandP HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR
CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE
POSSIBILITY OF SUCH DAMAGES.

SandP GSCI Index is a trademark of The McGraw -Hill Companies, Inc. and has been licensed for use by Deutsche Bank AG.

DJ-UBSCISM Disclaimer

"Dow Jones[R]", "DJ", "UBS," "DJ-UBSCISM" are service marks of Dow Jones and
Company, Inc. ("Dow Jones") and UBS AG ("UBS AG"), as the case may be, and have been licensed for use for certain purposes by Deutsche Bank AG

Any securities which Deutsche Bank AG may offer from time to time are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC
("UBS Securities") or any of their subsidiaries or affiliates. None of Dow
Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to any securities or any member of the public regarding the advisability of investing in any securities or commodities. The only relationship of Dow Jones, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCISM, which is determined, composed and calculated by Dow Jones in conjunction withth UBS Securities wiithout thout regard to Deutsche Bank AG or any securities. Dow Jones and UBS Securities have no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating
DJ-UBSCISM. None of Dow Jones, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which any securities are to be converted into cash. None of Dow Jones, UBS AG, UBS
Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to securities' customers, in connection with the administration, marketing or trading of any securities.
Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to any securities issued by Licensee, but which may be similar to and competitive with such securities. In addition, UBS AG, UBS
Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity
IndexSM and Dow Jones-UBS Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM and any securities Deutsche Bank AG may issue from time to time.

NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR
AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES -UBS
COMMODITY INDEXSM OR ANY DATA RELATED THERETO, AND NONE OF DOW JONES, UBS AG,
UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY
LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES,
UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY
WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG,
OWNERS OF ANY SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW
JONES -UBS COMMODITY INDEXSM OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS
AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS
OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY
OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES -UBS
COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE
FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR
SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT,
PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE
POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR
ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND DEUTSCHE BANK AG, OTHER THAN
UBS AG.

"Dow Jones[R]", "DJ", "UBS[R]" "Dow Jones-UBS Commodity IndexSM" are service marks of Dow Jones and Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB Commodity
Harvest -- DJUBS and DB Commodity Booster -- DJUBS, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow Jones and
Company, Inc. or UBS Securities LLC, but is published with their consent.

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